Exhibit 99.1

FIVE POINT HOLDINGS, LLC ANNOUNCES THE SALE OF FIRST HOMESITES AT NEW COMMUNITY IN LOS ANGELES COUNTY

January 13, 2020

IRVINE, Calif.—(Business Wire)—Five Point Holdings, LLC (“Five Point” or the “Company”) (NYSE:FPH), in a major step forward to opening its newest master-planned community in Los Angeles County, announced the sale of 781 homesites at Valencia (formerly Newhall Ranch) in the fourth quarter of 2019. The Company closed on 711 of these homesites, and the balance is anticipated to close in the first half of this year. The proceeds from the closed homesites were approximately $135 million.

“This is a milestone for the Company, as we have been waiting for this day for a long time,” said Emile Haddad, Chairman and CEO of Five Point. “These are the first deliveries of the approximately 21,000 homesites anticipated to be delivered next in Valencia, building on the reputation of one of the premier master-planned communities in the country that already has over 60,000 existing residents and 60,000 permanent jobs.”

“Los Angeles is one of the most constrained housing markets in the country,” he said, “and we are excited to be working with the County of Los Angeles to build this new community within Valencia. It will ultimately include the lifestyle elements and amenities that we believe are essential to creating a fully integrated and multi-generational community, while helping mitigate the County’s growing need for additional housing.”

This new community is anticipated to provide a wide range of homes, high quality public education, job/housing balance with approximately 11.5 million square feet of commercial space, including healthcare and lifestyle-focused uses among other amenities, and 10,000 acres of open space. In addition, this community is designed to be the first net zero greenhouse gas community of its size in America.

The financial results of this transaction will be included in the Company’s next earnings report.

About Five Point

Five Point, headquartered in Irvine, California, designs and develops large mixed-use, master-planned communities in Orange County, Los Angeles County, and San Francisco County that combine residential, commercial, retail, educational, and recreational elements with public amenities, including civic areas for parks and open space. Five Point’s communities include the Great Park Neighborhoods® in Irvine, Valencia® (formerly known as Newhall Ranch®) in Los Angeles County, and Candlestick® and The San Francisco Shipyard® in the City of San Francisco. These communities are designed to include approximately 40,000 residential homes and approximately 23 million square feet of commercial space.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. When used, the words “anticipate,” “believe,” “expect,” “intend,” “may,” “might,” “plan,” “estimate,” “project,” “should,” “will,” “would,” “result” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. This press release may contain forward-looking statements regarding: our expectations of our future revenues, costs and financial performance; future demographics and market conditions in the areas where our communities are located; the outcome of pending litigation and its effect on our operations; the timing of our development activities; and the timing of future real estate purchases or sales, including anticipated deliveries of homesites and anticipated amenities in our communities. We caution you that any forward-looking statements included in this press release are based on our current views and information currently available to us. Forward-looking statements are subject to risks, trends, uncertainties and factors that are beyond our control. Some of these risks and uncertainties are described in more detail in our filings with the SEC, including our Annual Report on Form 10-K, under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. They are based on estimates and assumptions only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law.

Five Point Holdings, LLC

Investor Relations:

Bob Wetenhall, 949-349-1087

bob.wetenhall@fivepoint.com

or

Media:

Steve Churm, 949-349-1034

steve.churm@fivepoint.com